Exhibit 99.1

Certara Reports Third Quarter 2021 Financial Results

Raises full year 2021 guidance, reflecting strong revenue growth and the acquisition of Pinnacle 21

PRINCETON, N.J.—November 9, 2021-- Certara, Inc. (Nasdaq: CERT), a global leader in biosimulation, today reported its financial results for the third quarter of fiscal year 2021.

Highlights:

●	Revenue was $73.9 million, compared to $60.3 million in the third quarter of 2020, representing growth of 23% over the third quarter of 2020.
●	Net loss was $1.8 million, compared to net income of $1.2 million in the third quarter of 2020, representing a decrease of $3.0 million over the third quarter of 2020.
●	Adjusted EBITDA was $26.1 million, compared to $20.5 million in the third quarter of 2020, representing growth of 28% over the third quarter of 2020.
●	Completed the acquisition of Pinnacle 21, LLC (“Pinnacle”) on October 1, 2021, for total consideration of $250 million cash and 2,239,717 shares of restricted common stock of the Company.
●	Raised 2021 guidance to between $288 million and $291 million of GAAP revenue, $292 million and $295 million of adjusted revenue, $106 million and $108 million of adjusted EBITDA and $0.22 and $0.26 of adjusted diluted earnings per share.

“Certara’s strong third quarter results reflect ongoing global demand for our software and solutions and solid execution by our team.  To that end, we achieved double-digit growth in all regions, with a record number of new customers,” said William F. Feehery, chief executive officer. “We also closed the Pinnacle 21 acquisition, and the integration is going smoothly. Our financial and operational performance gives us continued confidence in our growth momentum heading into year-end.”

Third Quarter 2021 Results

“Following the successful primary offering in September, which raised $133 million for the company, Certara remains well capitalized. We are focused on investing to support organic mid-teens revenue growth while evaluating acquisition opportunities that meet our strategic and financial criteria,” said Andrew Schemick, chief financial officer.

Total revenue for the third quarter of 2021 was $73.9 million, representing growth of 23% over the third quarter of 2020.  The revenue growth was driven by both technology-driven services and software licenses and subscriptions.

Total cost of revenue for the third quarter of 2021 was $28.8 million, an increase from $23.0 million in the third quarter of 2020, primarily due to a $4.0 million increase in employee related costs resulting from billable head count growth and a $1.4 million increase in stock-based compensation costs.

Total operating expenses for the third quarter of 2021 were $45.9 million, an increase from $29.8 million in the third quarter of 2020, primarily due to a $5.6 million increase in stock-based compensation expense, $7.5 million increase in acquisition costs, and a $2.3 million increase in employee related costs.  The remaining increases were primarily due to increases in insurance costs.

Net loss for the third quarter of 2021 was $1.8 million, compared to a net income of $1.2 million in the third quarter of 2020.  The loss was primarily due to a $7.0 million increase in stock-based compensation expense, a $7.5 million increase in acquisition cost, and other employee related costs. The loss was partially offset by higher revenue and lower interest expense in the third quarter of 2021.

Diluted earnings per share for the third quarter 2021 were ($0.01), as compared to $0.01 in the third quarter of 2020.

Adjusted EBITDA for the third quarter of 2021 was $26.1 million compared to $20.5 million for the third quarter of 2020, representing 28% growth. See note (1) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted EBITDA.

Adjusted net income for the third quarter of 2021 was $10.8 million compared to $3.3 million for the third quarter of 2020. Adjusted diluted earnings per share for the third quarter 2021 was $0.07 compared to $0.02 for the third quarter of 2020.  See note (2) in the section A Note on Non-GAAP Financial Measures, below, for more information on adjusted net income and adjusted diluted earnings per share.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Key Financials (in millions, except per share data)
Revenue	$73.9	$60.3	$210.8	$178.9
Net income (loss)	$(1.8)	$1.2	$(3.6)	$5.1
Diluted earnings per share	$(0.01)	$0.01	$(0.02)	$0.04
Adjusted EBITDA	$26.1	$20.5	$75.5	$65.7
Adjusted net income	$10.8	$3.3	$24.4	$9.0
Adjusted diluted earnings per share	$0.07	$0.02	$0.16	$0.06
Cash and cash equivalents			$416.9	$29.9

2021 Financial Outlook

Certara is updating its previously reported guidance for full year 2021, by raising the ranges for revenue, adjusted EBITDA and adjusted diluted earnings per share, based on performance through September and the expected impact of Pinnacle 21 in the fourth quarter. In addition, we are adding guidance on adjusted revenue, which is based on expected GAAP revenue excluding the effect of anticipated purchase accounting adjustments related to Pinnacle 21’s software deferred revenue.  See note (3) in the section A Note on Non-GAAP Financial Measures below for more information on adjusted revenue.

We expect the following:

In millions, except per share data		FY 2021 Guidance Provided	Updated FY 2021 Guidance	Updated FY 2021 Guidance
		8/5/2021	(excluding Pinnacle 21)	(including Pinnacle 21)
(excluding Pinnacle 21)
Revenue		$283 - $289	$286 - $289	$288 - $291
Adjusted revenue	$	not applicable	$286 - $289	$292 - $295

Adjusted EBITDA		$101 - $103	$104- $106	$106 - $108
Adjusted diluted earnings per share		$0.21 - $0.25	$0.21 - $0.25	$0.22 - $0.26

Fully diluted shares for 2021 to be in the range of 155 million to 156 million; and

Effective annual tax rate for 2021 to be in the range of 40% to 45%.

Webcast and Conference Call Details

Certara will host a conference call today, November 9, 2021, at 5:00 p.m. ET to discuss its third quarter 2021 financial results and the impact of the Pinnacle 21 acquisition.  The dial-in numbers are (833) 360-0946 for domestic callers or (914) 987-7661 for international callers, followed by Conference ID: 2728807. A live webcast of the conference call will be available on the “Investors” section of the Company's website at https://ir.certara.com/. The webcast will be archived on the website following the completion of the call for approximately one year.

About Certara

Certara accelerates medicines using proprietary biosimulation software and technology to transform traditional drug discovery and development.  Its clients include 1,650 global biopharmaceutical companies, leading academic institutions, and key regulatory agencies across 61 countries.

Please visit our website at www.certara.com. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.

Such disclosures will be included in the Investor Relations section of our website at https://ir.certara.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.

Forward-Looking Statements

This press release contains certain statements that constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, with respect to the Company’s future business and financial performance, revenue and margin, and the impact of the Pinnacle 21 acquisition. These statements typically contain words such as “believe,” “may,” “potential,” “will,” “plan,” “could,” “estimate,” “expects” and “anticipates” or the negative of these words or other similar terms or expressions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement and involves significant risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. You should not rely upon forward-looking statements as predictions of future events and actual results, events, or circumstances. Actual results may differ materially from those described in the forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and factors that are beyond our control, including the Company’s ability to compete within its market; any deceleration in, or resistance to, the acceptance of model-informed biopharmaceutical discovery; changes or delays in relevant government regulation; increasing competition, regulation and other cost pressures within the pharmaceutical and biotechnology industries; trends in research and development (R&D) spending; consolidation within the biopharmaceutical industry; reduction in the use of the Company’s products by academic institutions; pricing pressures; the Company’s ability to successfully enter new markets, increase its customer base and expand its relationships with existing customers; the impact of the Pinnacle 21 acquisition and any future acquisitions and our ability to successfully integrate such acquisitions; the occurrence of natural disasters and epidemic diseases, such as the recent COVID-19 pandemic; any delays or defects in the release of new or enhanced software or other biosimulation tools; failure of our existing customers to renew their software licenses or any delays or terminations of contracts or reductions in scope of work by its existing customers; our ability to accurately estimate costs associated with its fixed-fee contracts; our ability to retain key personnel or recruit additional qualified personnel; risks related to our contracts with government customers; our ability to sustain recent growth rates;  our ability to successfully operate a global business; our ability to comply with applicable laws and regulations; risks related to litigation; the adequacy of its insurance coverage and ability to obtain adequate insurance coverage in the future; our ability to perform in accordance with contractual requirements, regulatory standards and ethical considerations; the loss of more than one of our major customers; future capital needs; the ability of our bookings to accurately predict future revenue and our ability to realize revenue on backlog; disruptions in the operations of the third-party providers who host our software solutions or any limitations on their capacity; our ability to reliably meet data storage and management requirements, or the experience of any failures or interruptions in the delivery of our services over the internet; our ability to comply with the terms of any licenses governing use of third-party open source software; any breach of its security measures or unauthorized access to customer data; our ability to adequately enforce or defend ownership and use of our intellectual property and other proprietary rights; any allegations of infringement, misappropriation or violations of a third party’s intellectual property rights; our ability to meet obligations under indebtedness and have sufficient capital to operate our business; any limitations on our ability to pursue business strategies due to restrictions under our current or future indebtedness; any impairment of goodwill or other intangible assets; our ability to use our net operating losses and R&D tax credit carryforwards; the accuracy of management’s estimates and judgments relating to critical accounting policies and changes in financial reporting standards or interpretations; any inability to design, implement, and maintain effective internal controls; the costs and management time associated with operating as a publicly traded company; and the other factors detailed under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in our Securities and Exchange Commission (“SEC”) filings, and reports, including the Form 10-K filed by the Company with the Securities and Exchange Commission on March 15, 2021. Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, we expressly disclaim any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. Factors that may materially affect our results and those risks listed in filings with the SEC.

A Note on Non-GAAP Financial Measures

This press release contains “non-GAAP measures” that are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, the Company makes use of the non-GAAP financial measures adjusted EBITDA, adjusted net income (loss) adjusted diluted earnings per share, and adjusted revenue, which are not recognized terms under GAAP.  These measures should not be considered as alternatives to net income (loss) or GAAP diluted earnings per share or revenue as measures of financial performance or any other performance measure derived in accordance with GAAP and should not be considered a measure of discretionary cash available to the Company to invest in the growth of its business.  The presentation of these measures has limitations as an analytical tool and should not be considered in isolation, or as a substitute for the Company’s results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.

You should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release below for a further explanation of these measures and reconciliations of these non-GAAP measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.

Management uses various financial metrics, including total revenues, income (loss) from operations, net income (loss), and certain non-GAAP measures, including those discussed above, to measure and assess the performance of the Company’s business, to evaluate the effectiveness of its business strategies, to make budgeting decisions, to make certain compensation decisions, and to compare the Company’s performance against that of other peer companies using similar measures. In addition, management believes these metrics provide useful measures for period-to-period comparisons of the Company’s business, as they remove the effect of certain non-cash expenses and other items not indicative of its ongoing operating performance.

Management believes that adjusted EBITDA, adjusted net income (loss), adjusted diluted earnings per share are helpful to investors, analysts, and other interested parties because they can assist in providing a more consistent and comparable overview of our operations across our historical periods.  Management believes the addition of adjusted revenue is also helpful to investors, analysts, and other interested parties because it provides insight into the revenue associated with contracts acquired in an acquisition before one-time adjustments required by purchase accounting rules and will assist in comparing operational performance across periods.  In addition, each of these measures are frequently used by analysts, investors, and other interested parties to evaluate and assess performance.

Please note that the Company has not reconciled the adjusted EBITDA, adjusted diluted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

(1)

Adjusted EBITDA represents net income excluding interest expense, provision (benefit) for income taxes, depreciation and amortization expense, intangible asset amortization, equity-based compensation expense, acquisition and integration expense and other items not indicative of our ongoing operating performance.

(2)

Adjusted net income and Adjusted diluted earnings per share exclude the effect of the items discussed in footnote (1) above from GAAP net income and GAAP diluted earnings per share, respectively, as well as currency gain (loss) and adjust the provision for income taxes for such charges.

(3)

Adjusted revenue represents revenue excluding the effects of adjustments for revenue from software contracts acquired in acquisitions that will not be fully recognized due to purchase accounting rules. Acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, although we expect to incur these adjustments in connection with any future acquisitions.

In evaluating adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, you should be aware that in the future the Company may incur expenses similar to those eliminated in this presentation and this presentation should not be construed as an inference that future results will be unaffected by unusual items.

Contacts:

Investor Relations Contact:
David Deuchler
Gilmartin Group
ir@certara.com

Media Contact:
Daniel Yunger

Kekst CNC

daniel.yunger@kekstcnc.com

Ariane Lovell
Finn Partners
ariane.lovell@finnpartners.com

CERTARA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per common share and share data)	2021	2020	2021	2020
Revenue	$73,944	$60,317	$210,758	$178,889
Cost of revenues	28,769	23,030	82,327	65,860
Operating expenses:
Sales and marketing	5,082	3,106	13,423	8,773
Research and development	4,530	3,295	13,862	9,139
General and administrative	26,199	13,403	60,795	36,125
Intangible asset amortization	9,592	9,374	28,527	28,056
Depreciation and amortization expense	533	614	1,687	1,836
Total operating expenses	45,936	29,792	118,294	83,929
Income (loss) from operations	(761)	7,495	10,137	29,100
Other income (expenses):
Interest expense	(3,289)	(5,929)	(13,549)	(19,810)
Miscellaneous, net	657	11	194	456
Total other income (expenses)	(2,632)	(5,918)	(13,355)	(19,354)
Income (loss) before income taxes	(3,393)	1,577	(3,218)	9,746
(Benefit from) provision for income taxes	(1,631)	350	349	4,696
Net income (loss)	$(1,762)	$1,227	$(3,567)	$5,050

Net income (loss) per share attributable to common stockholders:
Basic	$(0.01)	$0.01	$(0.02)	$0.04
Diluted	$(0.01)	$0.01	$(0.02)	$0.04
Weighted average common shares outstanding:
Basic	149,016,609	132,407,786	147,894,227	132,407,786
Diluted	149,016,609	132,407,786	147,894,227	132,407,786

CERTARA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
(in thousands, except per share and share data)	2021	2020
Assets
Current assets:
Cash and cash equivalents	$416,850	$271,382
Accounts receivable, net of allowance for doubtful accounts of $170 and $132, respectively	62,859	54,091
Restricted cash	1,108	1,909
Prepaid expenses and other current assets	24,032	19,202
Total current assets	504,849	346,584
Other assets:
Property and equipment, net	3,005	3,872
Long-term deposits	1,145	1,163
Goodwill	522,814	518,592
Intangible assets, net of accumulated amortization of $156,870 and $127,172, respectively	378,985	396,445
Other long-term assets	1,075	—
Deferred income taxes	2,916	2,744
Total assets	$1,414,789	$1,269,400
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$11,260	$6,394
Accrued expenses	25,266	30,729
Current portion of deferred revenue	27,987	30,662
Current portion of interest rate swap liability	1,813	2,605
Current portion of long-term debt	3,020	4,680
Current portion of capital lease obligations	288	275
Total current liabilities	69,634	75,345
Long-term liabilities:
Capital lease obligations, net of current portion	100	318
Deferred revenue, net of current portion	1,233	545
Deferred income taxes	79,633	75,894
Long-term portion of interest rate swap liability	—	1,066
Long-term debt, net of current portion and debt discount	292,183	294,100
Other long-term liabilities	686	—
Total liabilities	443,469	447,268
Commitments and contingencies
Stockholders' equity:
Preferred shares, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Common shares, $0.01 par value, 600,000,000 shares authorized,157,353,191 and 152,979,479 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	1,574	1,529
Additional paid-in capital	1,038,581	884,528
Accumulated deficit	(65,905)	(62,338)
Accumulated other comprehensive loss	(2,930)	(1,587)
Total stockholders' equity	971,320	822,132
Total liabilities and stockholders' equity	$1,414,789	$1,269,400

CERTARA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2021	2020
Cash flows from operating activities:
Net income (loss)	$(3,567)	$5,050
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,687	1,836
Amortization of intangible assets	30,435	29,804
Amortization of debt issuance costs	1,144	1,142
Provision for doubtful accounts	39	31
Loss on retirement of assets	304	9
Equity-based compensation expense	20,846	2,286
Unrealized loss on hedge	1,750	—
Deferred income taxes	1,796	1,263
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(6,148)	1,565
Prepaid expenses and other current assets	(5,504)	(8,610)
Accounts payable and other liabilities	(1,650)	(1,658)
Deferred revenue	(1,575)	(589)
Net cash provided by operating activities	39,557	32,129
Cash flows from investing activities:
Capital expenditures	(995)	(782)
Capitalized development costs	(5,490)	(5,752)
Business acquisitions, net of cash acquired	(14,114)	(675)
Net cash used in investing activities	(20,599)	(7,209)
Cash flows from financing activities:
Capital contributions	—	250
Unit repurchase	—	(1,079)
Net proceeds from stock public offering	133,351	—
Proceeds from borrowings on long-term debt	89	—
Payments on long-term debt and capital lease obligations	(3,147)	(23,511)
Payments on financing component of interest rate swap	(216)	—
Proceeds from borrowings on line of credit	—	19,880
Proceeds from borrowings from affiliate	—	237
Payments on line of credit	—	(19,880)
Payment of taxes on shares withheld for employee taxes	(100)	—
Payment of debt issuance costs	(2,942)	—
Net cash provided by (used in) financing activities	127,035	(24,103)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(1,326)	1,170
Net increase in cash and cash equivalents, and restricted cash	144,667	1,987
Cash and cash equivalents, and restricted cash, at beginning of period	273,291	29,762
Cash and cash equivalents, and restricted cash, at end of period	$417,958	$31,749

NON-GAAP FINANCIAL MEASURES

The following table reconciles Net income (loss) to adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Net income (loss)(a)	$(1,762)	$1,227	$(3,567)	$5,050
Interest expense(a)	3,289	5,929	13,549	19,810
Interest income(a)	(84)	(12)	(255)	(36)
(Benefit) provision for income taxes(a)	(1,631)	350	349	4,696
Depreciation and amortization expense(a)	533	614	1,687	1,836
Intangible asset amortization(a)	10,209	9,956	30,436	29,804
Currency gain (loss) (a)	(545)	37	(189)	(190)
Equity-based compensation expense(b)	8,165	1,181	20,846	2,286
Acquisition-related expenses(c)	7,561	216	9,713	1,165
Integration expense(d)	—	57	—	57
Transaction related expenses(e)	154	487	1,776	487
Severance expense(f)	—	150	—	361
Reorganization expense(g)	—	83	—	190
Loss on disposal of fixed assets(h)	22	9	304	9
Executive recruiting expense(i)	86	188	413	188
First-year Sarbanes-Oxley implementation costs(j)	129	—	469	—
Adjusted EBITDA	$26,126	$20,472	$75,531	$65,713

The following table reconciles net income (loss) to adjusted net income:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Net income (loss)(a)	$(1,762)	$1,227	$(3,567)	$5,050
Currency gain (loss) (a)	(545)	37	(189)	(190)
Equity-based compensation expense(b)	8,165	1,181	20,846	2,286
Acquisition-related expenses(c)	7,561	216	9,713	1,165
Integration expense(d)	—	57	—	57
Transaction related expenses(e)	154	487	1,776	487
Severance expense(f)	—	150	—	361
Reorganization expense(g)	—	83	—	190
Loss on disposal of fixed assets(h)	22	9	304	9
Executive recruiting expense(i)	86	188	413	188
First-year Sarbanes-Oxley implementation costs (j)	129	—	469	—
Income tax expense impact of adjustments(k)	(3,036)	(335)	(5,382)	(600)
Adjusted net income	$10,774	$3,300	$24,383	$9,003

The following table reconciles diluted earnings per share to adjusted diluted earnings per share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Diluted earnings per share(a)	$(0.01)	$0.01	$(0.02)	$0.04
Currency gain (loss) (a)	—	—	—	—
Equity-based compensation expense(b)	0.05	0.01	0.13	0.02
Acquisition-related expenses(c)	0.05	—	0.06	—
Integration expense(d)	—	—	—	—
Transaction related expenses(e)	—	—	0.02	—
Severance expense(f)	—	—	—	—
Reorganization expense(g)	—	—	—	—
Loss on disposal of fixed assets(h)	—	—	—	—
Executive recruiting expense(i)	—	—	—	—
First-year Sarbanes-Oxley implementation costs(j)	—	—	—	—
Income tax expense impact of adjustments(k)	(0.02)	—	(0.03)	—
Adjusted diluted earnings per share	$0.07	$0.02	$0.16	$0.06

Diluted weighted average common shares outstanding	149,016,609	132,407,786	147,894,227	132,407,786
Effect of potentially dilutive shares outstanding (l)	4,303,765	—	4,584,295	—
Adjusted diluted weighted average common shares outstanding	153,320,374	132,407,786	152,478,522	132,407,786

(a)	Represents amounts as determined under GAAP.
(b)	Represents expense related to equity-based compensation. Equity-based compensation has been, and will continue to be for the foreseeable future, a recurring expense in our business and an important part of our compensation strategy.
(c)	Represents costs associated with mergers and acquisitions and any retention bonuses pursuant to the acquisitions.
(d)	Represents integration costs related to post-acquisition integration activities.
(e)	Represents costs associated with directly expensed costs from the secondary offerings and debt modification.
(f)	Represents charges for severance provided to former executives and non-executives.
(g)	Represents expense related to reorganization, including legal entity reorganization.
(h)	Represents the gain/loss related to disposal of fixed assets.
(i)	Represents recruiting and relocation expenses related to hiring senior executives.
(j)	Represents the first year Sarbanes-Oxley costs for accounting and consulting fees related to the Company's preparation to comply with Section 404 of the Sarbanes-Oxley Act in 2021.
(k)	Represents the income tax effect of the non-GAAP adjustments calculated using the applicable statutory rate by jurisdiction.
(l)	Represents potentially dilutive shares that were excluded from the Company's GAAP diluted weighted average shares outstanding because the Company had a reported net loss and therefore including these shares would have been anti-dilutive.